CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") is entered into effective the 1st day of April 2012, and entered into this 14th day of November, 2012, by and between Nu-Med Plus, Inc., a Utah corporation (the "Company"), and Smith Corporate Services, Inc., a Utah corporation (the "Consultant").

WHEREAS, Consultant has been assisting the founders of the Company in the development of its business and products prior to the Company’s formation and after formation;

WHEREAS, the Company has been relying on Consultant for the development of its business model and assistance with its structure and product development;

WHEREAS, the founders of the Company want to pay consultant for Consultants prior service to the Founders and for its services in the formation of the Company and for ongoing consulting services; and

WHEREAS, the Company and Consultant want to memorialize in this Agreement the prior understanding of the founders of the Company on paying Consultant and on the ongoing relationship and compensation of Consultant, and accordingly, the parties want to therefore enter into this Agreement which shall subside and supplant all prior agreements and understandings among the parties.

Agreement

Based on the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, the Company and Consultant agree as follows:

1)

Services. Consultant is hereby retained by the Company to serve as an independent consultant to provide services to the Company in connection with its strategic planning, organization structure, contracts, and general business consulting. Consultant agrees to provide such services to the Company as it may from time to time reasonably request, including, without limitation, advice and services with respect to those matters as to which the Consultant has special competence by reason of the business experience, knowledge, and abilities of its management and staff. Consultant's staff and management shall make themselves available during reasonable business hours to perform all services reasonably requested by the Company, up to 15 hours per week.

2)

Term.   This Agreement shall remain in full force and effect for one year after the date hereof.

3)

Compensation.   For services rendered under this Agreement, Consultant shall receive three million five hundred sixty one thousand nine hundred forty two (3,561,942) shares of the Company's common stock, valued, solely for the purpose of this Agreement at $0.015. Consultant shall also be entitled to cash compensation hereunder in the amount of $100,000 which shall help compensate and reimburse Consultant for time and money spent in helping organize the Company.  The shares and cash compensation shall represent all amounts owed to Consultant for all prior work for the Company before it was organized and performed on behalf of the Company’s founders and for all work performed during the term of this Agreement.

4)

Reimbursement for Costs Not Covered by this Agreement.  The Company shall pay all reasonable and necessary business expenses incurred by Consultant in the course of providing advice and services to the Company under the terms  of this  Agreement, provided that Consultant shall obtain verbal authorization from the Company before committing  to any such business expenditure in excess of $500.00.  Consultant shall provide to the Company, receipts or other acceptable documentation evidencing those costs and the Company shall pay such expenses to the Consultant within thirty (30) days of the receipt of that documentation.   In addition, the Company shall pay directly, or through reimbursement to Consultant, such costs for preparation and printing of business plans and projections.

5)

Duties of the Company.  The Company shall be responsible for performing the following: Providing, on a timely basis, all records, documents, and other information specifically including financial and business records which may be requested by Consultant and providing such other assistance Consultant may require.

6)

Compliance with Securities Laws.  The consummation of this Agreement and the transactions herein contemplated, including the issuance of shares of Common Stock by the Company to Consultant as contemplated hereby, constitute the offer and sale of securities under the Securities Act, and certain state statutes. Such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, inter alia, upon the circumstances under which the Consultant acquires such shares of Common Stock. In connection with reliance upon exemptions from the registration and the prospectus delivery requirements for such transactions, the Consultant shall provide the Company with such representations and assurances as the Company may reasonable request. The parties shall cooperate and utilize their best efforts to document reliance on exemptions from registration under applicable federal and state securities laws.

7)

Independent Contractor.  Consultant is retained under the terms of this Agreement as an independent contractor and nothing herein shall be construed as creating an employer/employee relationship between the parties.  Consultant shall be solely liable for the payment of any taxes imposed or arising out of the payment of the compensation to it by the Company as set forth in this Agreement.

8)

Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party.

9)

Entire Agreement.  This Agreement supersedes and supplants all prior agreements or understanding between the parties hereto with respect to the advice and services to be provided by Consultant to the Company. All negotiations, commitment, and understandings of both parties have been incorporated herein. This Agreement cannot be changed therewith.

10)

Notices.  All  notices,   demands,  requests,  or  other  communications required or authorized hereunder, with the exception of the authorizations for expenditures mentioned in Paragraph 4 above, shall be deemed given sufficiently if in writing and if personally delivered; if sent by facsimile transmission, confirmed with a written copy thereof sent by overnight express delivery; if sent by registered mail or certified mail, return receipt requested and postage prepaid; or if sent by overnight delivery:

If to the Company, to:

Nu-Med Plus, Inc.

Attn: Jeffrey L. Robins

455 East 500 South, Suite 205

Salt Lake City, Utah 84111

Telecopy No: (801) 355-7126

If to Consultant, to:

Smith Corporate Services, Inc.

Attn: Karl Smith, President

455 East 500 South, Suite 201

Salt Lake City, Utah 84111

Telecopy No: (801) 532-1765

Or such other address and facsimile numbers as shall be furnished by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission, three days after the date so mailed, or one day after the date so sent by overnight delivery.

11)

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah, and Company agrees that any action concerning the enforcement, interpretation or breach of this Agreement shall be brought in the Third District Court, Salt Lake County, State of Utah.

12)

Severability.  If, and to the extent that, any court of competent jurisdiction holds any provision of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

13)

Third party beneficiary.  No director, officer, stockholder, employer, agent, independent contractor, or any other person or entity shall be deemed to be a third party of this Agreement.

14)

Waiver. No failure by any party to insist on the strict performance of any covenant, duty, agreement, or condition of the Agreement, or to exercise any right or remedy consequent on a breach thereof, shall constitute a waiver of any such breach or any other covenant, agreement, term, or condition.

The Company:

NU-MED PLUS, INC., a Utah corporation

By:  /s/Jeffrey L. Robins

    Jeffrey L. Robins, President

Consultant:

Smith Corporate Services, Inc.

By: /s/Karl Smith

    Karl Smith, President

4